Exhibit 10.31

AMENDMENT NO. 1

TO

FBR CAPITAL MARKETS CORPORATION

2006 LONG-TERM INCENTIVE PLAN

WHEREAS, by resolution duly adopted at a meeting of the Board of Directors (the “Board”) of FBR Capital Markets Corporation (the “Company”) on November 8, 2007, the Board approved adoption of this amendment (the “Amendment”) to the FBR Capital Markets Corporation 2006 Long-Term Incentive Plan (the “Plan”), subject to shareholder approval, for the purpose of increasing the total number of shares authorized for issuance under the Plan by 16,500,000 shares;

WHEREAS, this Amendment was approved by the Company’s shareholders at the special meeting of the Company’s shareholders held on December 12, 2007; and

WHEREAS, capitalized terms used in this Amendment but not otherwise defined shall have the meaning given to such terms in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 3.1(a) of the Plan is hereby deleted in its entirety and replaced with the following new Section 3.1(a) in order to increase by 16,500,000 Shares the total number of Shares authorized for grant under the Plan from 5,569,985 Shares to 22,069,985 Shares:

“3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 22,069,985 Shares shall be authorized for grant under the Plan.”

2. Except to the extent hereby amended, the Plan remains unchanged and shall continue in full force and effect.

3. The effective date of this Amendment is December 12, 2007.

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